SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: November 30, 2001

MANATRON, INC.
(Exact name of registrant as
specified in its charter)

Michigan (State or other jurisdiction of incorporation)	0-15264 (Commission File Number)	38-1983228 (IRS Employer Identification no.)

510 E. Milham Avenue Portage, Michigan (Address of principal executive offices)	49002 (Zip Code)

Registrant's telephone number,
including area code:  (616) 567-2900

Item 5.	Other Events.

          On November 19, 2001, a lawsuit was filed against Manatron, Inc. (the "Company") in the Court of Common Pleas of Allegheny County, Pennsylvania. In this lawsuit the Controller of Allegheny County, Pennsylvania alleges that the Company has breached and failed to perform all of its obligations under its $24 million revaluation contract with Allegheny County, Pennsylvania. The Allegheny Controller is seeking $15,379,000 in damages on behalf of Allegheny County. The Company believes the allegations misrepresent the facts and are completely without merit. The Company is currently seeking a prompt dismissal of this lawsuit. In the event the litigation is not dismissed, the Company intends to defend vigorously against the Controller's claims.

          Safe Harbor Statement: The information provided in this Form 8-K may include forward-looking statements relating to future events, including statements regarding the Company's intentions, beliefs, and expectations with respect to the litigation described in this Form 8-K. These statements are neither promises nor guarantees, but are subject to various risks and uncertainties that may cause actual results to differ materially from those expected, including the risk that the litigation process is inherently uncertain and unpredictable. The ultimate outcome of the litigation cannot presently be determined. The Company makes no commitment to disclose any revisions to such forward-looking statements, or any facts, events or circumstances after the date hereof that may bear upon these forward-looking statements. These and other risk factors are described in the Company's most recent annual report on Form 10-K filed with the Securities and Exchange Commission, which can be reviewed at http://www.sec.gov.

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: November 30, 2001	MANATRON, INC. (Registrant) By: /s/ Paul R. Sylvester Paul R. Sylvester President, Chief Executive Officer and Director